EXHIBIT 5.1
OPINION OF COUNSEL

Snell & Wilmer LLP
1920 Main Street
Suite 1200
Irvine, California 92614-7230
TELEPHONE: (949) 253-2700
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May 11, 2005

Peregrine Pharmaceuticals, Inc.
14272 Franklin Avenue, Suite 100
Tustin, California 92780-7017

Re:     Registration Statement on Form S-3 No. 333-121450
     Peregrine Pharmaceuticals, Inc., Common Stock, par value $.001 per share

Ladies and Gentlemen:

We are counsel for Peregrine Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-3, Registration No. 333-121450 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement was declared effective on January 12, 2005, and in connection with the sale by the Company of 3,125,000 shares of the Company’s common stock (the “Shares”), par value $.001 per share, under the Registration Statement. A prospectus supplement in connection with the sale and issuance of the Shares was filed by the Company with the Commission in accordance with Rule 424(b)(2) of the Securities Act on May 11, 2005.

We have examined the Registration Statement and such instruments, documents, and records that we deemed relevant and necessary for the basis of this opinion, and we have also examined and relied on representations, statements or certificates of public officials and officers and representatives of the Company. In this examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on this examination, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the current report on Form 8-K and any amendment thereto, and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving this consent, we do not admit that we are “experts” within the meaning of that term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/S/ SNELL & WILMER LLP
SNELL & WILMER LLP